SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 Crosspoint Parkway Getzville, New York	14068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY AGREEMENTS OF CERTAIN OFFICERS.

As previously announced, Timothy T. Tevens has retired as Chief Executive Officer of Columbus McKinnon Corporation (the “Company”) effective February 28, 2017. Mr. Tevens has also resigned as a director of the Company effective that same date.

Further, the Company announced that Mark D. Morelli has been named President and Chief Executive Officer effective February 28, 2017. Mr. Morelli has also been appointed a director of the Company. Mr. Morelli, age 53, served as President and Chief Operating Officer of Brooks Automation from 2012 to 2016. Previous to his role at Brooks Automation, Mr. Morelli was the Chief Executive Officer of Energy Conversion Devices, an alternative energy company. Prior to that, Mr. Morelli was with United Technologies from 1993 to 2007, where he progressed through product management, marketing, strategy and increasing responsibilities of general management. His last assignment was as President of Carrier Commercial Refrigeration. Mr. Morelli began his career as a U.S. Army officer and helicopter pilot, serving as a company commander of an attack helicopter unit.

There are no relationships between Mr. Morelli and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Under his employment agreement with the Company, Mr. Morelli will receive a base salary of $675,000 per year. He will be eligible for incentive compensation targeted at 100% of his base salary. He will also participate in the Company’s Long Term Incentive Plan at an opportunity level not less than 175% of his annual base salary. Mr. Morelli will receive a sign on equity grant with a value of $1,200,000, divided equally among (1) stock options having a ten year term and vesting 25% on each anniversary of the grant date, and (2) restricted stock units that also vest 25% on each anniversary of the grant date.

Mr. Morelli will receive relocation and transition benefits covering the movement of his household goods, six months of temporary housing and a one-time $10,000 taxable lump sum payment to assist with relocation travel and related expenses.

Mr. Morelli has entered into a Change in Control Agreement with the Company providing, among other matters, for the payment of lump sum severance and health insurance costs, accelerated vesting of equity awards and other benefits upon certain terminations of employment of Mr. Morelli following a change in control (as defined in the agreement) involving the Company, which agreement is in form comparable to agreements entered into with other executive officers. Mr. Morelli is also entering into an Indemnification Agreement with the Company in form comparable to other directors that provides for indemnification against certain liabilities and certain other rights arising out of Mr. Morelli's service as a director.

The foregoing summary of Mr. Morelli's agreements with the Company does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, Indemnification Agreement and Change in Control Agreement attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

A copy of the press release announcing Mr. Teven's retirement and Mr. Morelli’s appointment is filed with this Form 8-K as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment agreement between Columbus McKinnon Corporation and Mark D. Morelli
10.2	Indemnification Agreement
10.3	Change in Control Agreement
99.1	Press Release dated February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Alan S Korman
Name:	Alan S. Korman
Title:	V.P., Corporate Development, General Counsel & Corporate Secretary

Dated:  February 28, 2017

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment agreement between Columbus McKinnon Corporation and Mark D. Morelli
10.2	Indemnification Agreement
10.3	Change in Control Agreement
99.1	Press Release dated February 28, 2017